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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                                 Three Months Ended                  Nine Months Ended
                                                    September 30,                      September 30,
                                               2003              2002              2003              2002
                                               ----              ----              ----              ----
                                                          (in thousands, except per share data)
BASIC

Net Income                                   $    567          $    496          $  1,568          $  1,340
/ Weighted Average Shares                       2,676             2,627             2,656             2,620
                                             --------          --------          --------          --------

Basic Earnings Per Share                     $   0.21          $   0.19          $   0.59          $   0.51
                                             ========          ========          ========          ========

DILUTED

Net Income                                   $    567          $    496          $  1,568          $  1,340
/ Weighted Average Shares                       2,724             2,651             2,701             2,644
                                             --------          --------          --------          --------
Diluted Earnings Per Share                   $   0.21          $   0.19          $   0.58          $   0.51
                                             ========          ========          ========          ========

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